SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           AAMES FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)


                                   95-4340340
                      (I.R.S. Employer Identification No.)


                       350 SOUTH GRAND AVENUE, 52ND FLOOR
                          LOS ANGELES, CALIFORNIA 90071
                    (Address of Principal Executive Offices)


               AAMES FINANCIAL CORPORATION 1999 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 DAVID A. SKLAR
                             CHIEF FINANCIAL OFFICER
                           AAMES FINANCIAL CORPORATION
                       350 SOUTH GRAND AVENUE, 52ND FLOOR
                          LOS ANGELES, CALIFORNIA 90071
                (Name and Address of Agent for Service)(Zip Code)

                                 (323) 210-5000
          (Telephone Number, Including Area Code, of Agent for Service)



                                   Copies to:
                        C.N. FRANKLIN REDDICK, III, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3000



                         CALCULATION OF REGISTRATION FEE
================== ================ =============== ================ ================
    Title of        Amount to be       Proposed        Proposed         Amount of
Securities to be     Registered        Maximum         Maximum        Registration
   Registered                          Offering        Aggregate           Fee
                                       Price Per    Offering Price
                                       Share
------------------ ---------------- --------------- ---------------- ----------------
Common Stock,       14,612,008         $6,875(1)     $10,045,756(1)       $2,652
$0.001 par value
================== ================ =============== ================ ================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the closing sale price of the Company's Common Stock as reported on the New York Stock Exchange on January 25, 2000.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1). Those documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

ITEM 2.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by Aames Financial Corporation (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

     o Our Annual Report on Form 10-K for the year ended June 30, 1999.

     o Our Quarterly Report on Form 10-Q for the quarter ended September 30,
1999.

     o Our Proxy Statement on Schedule 14A dated August 6, 1999.

     o Description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 22, 1991.

     o Description of our Series C Convertible Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on September 3, 1999.

     o Description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on July 12, 1996.

     All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 3.     DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 4.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 5.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     This response is incorporated by reference to Item 15 of Part II to the Company's Amendment No. 1 to Registration Statement on Form S-3 filed September 3, 1999.

ITEM 6.     EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 7.     EXHIBITS.

       EXHIBIT NO.                  EXHIBIT DESCRIPTION

           4.1 Certificate of Incorporation of the Registrant as amended.(1)

           4.2       Amended and Restated Bylaws of the Registrant.(2)

           4.3       1999 Stock Option Plan of the Registrant.

           5.1       Opinion of Troop Steuber Pasich Reddick & Tobey, LLP

          23.1       Consent of Troop Steuber Pasich Reddick & Tobey, LLP

          23.2       Consent of Ernst & Young LLP

          24.1       Power of Attorney (included on the signature page hereof).

(1) Incorporated by reference to exhibits to the Registrant's Quarterly Report on Form 10-Q for the quarter-ended September 30, 1999. (2) Incorporated by reference to exhibits to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1999.


ITEM 8.     UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 31st day of January, 2000.

                                        AAMES FINANCIAL CORPORATION



                                        By:  /S/ DAVID A. SKLAR
                                             -----------------------------------
                                             David A. Sklar
                                             Chief Financial Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David A. Sklar as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


              SIGNATURE                            TITLE                   DATE


       /S/ STEVEN M. GLUCKSTERN            Chairman of the Board    January 31, 2000
 ------------------------------------
        Steven M. Gluckstern

                                           Chief Executive
         /S/ A. JAY MEYERSON               Officer and Director     January 31, 2000
 ------------------------------------
           A. Jay Meyerson
                                           Chief Financial
                                           Officer
                                           (Principal Financial
                                           and Accounting
          /S/ DAVID A. SKLAR               Officer)                 January 31, 2000
 ------------------------------------
           David A. Sklar


         /S/ DAVID H. ELLIOTT              Director                 January 31, 2000
 ------------------------------------
          David H. Elliott


           /S/ ADAM M. MIZEL               Director                 January 31, 2000
 ------------------------------------
            Adam M. Mizel


          /S/ ERIC C. RAHE                 Director                 January 31, 2000
 ------------------------------------
            Eric C. Rahe


                                     Page 3


         /S/ MANI A. SADEGHI              Director                 January 31, 2000
 ------------------------------------
           Mani A. Sadeghi


         /S/ DAVID A. SPURIA              Director                 January 31, 2000
 ------------------------------------
           David A. Spuria


     /S/ GEORGES C. ST. LAURENT           Director                 January 31, 2000
 ------------------------------------
       Georges C. St. Laurent


        /S/ CARY H. THOMPSON              Director                 January 31, 2000
 ------------------------------------
          Cary H. Thompson

EXHIBIT INDEX

EXHIBIT NO.    EXHIBIT DESCRIPTION

  4.1            Certificate of Incorporation of the Registrant as amended.(1)

  4.2            Amended and Restated Bylaws of the Registrant.(2)

  4.3            1999 Stock Option Plan of the Registrant.

  5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP regarding validity

 23.1 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in

 23.2           Consent of Ernst & Young LLP.

 24.1           Power of Attorney (included on the signature page hereof).

---------------

(1) Incorporated by reference to exhibits to the Registrant's Quarterly Report on Form 10-Q for the quarter-ended September 30, 1999.
(2) Incorporated by reference to exhibits to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1999.


                                     Page 5